                                                                    Exhibit 99.6
                                                                    ------------

                         BAY MEADOWS OPERATING COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders (the "Bay Meadows Special Meeting of Stockholders") of Bay Meadows Operating Company ("Bay Meadows"), a Delaware corporation, and the accompanying Joint Proxy Statement and Prospectus (the "Joint Proxy Statement/Prospectus"), and revoking any proxy heretofore given hereby appoints Eugene F. Barsotti, Jr., John C. Harris and F. Jack Liebau, or any of them, each with full power of substitution, as proxies of the undersigned to attend the Bay Meadows Special Meeting of Stockholders to be held at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California on Tuesday, July 1, 1997, at 9:00 a.m. (local time) and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

     AS DESCRIBED MORE FULLY IN THE JOINT PROXY STATEMENT/PROSPECTUS, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER PROPOSAL (PROPOSAL 1) AND "FOR" THE APPROVAL OF THE CHARTER AND BYLAW AMENDMENT PROPOSAL (PROPOSAL 2).

                 (To be completed and signed on reverse side)


                                                   Please mark
                                                   your vote as      [  X  ]
                                                   indicated in
                                                   the example


1. To consider and vote upon a proposal (the "Merger Proposal") to approve the restated Agreement and Plan of Merger, dated as of February 24, 1997, as amended and as of May 28, 1997, by and among Patriot American Hospitality, Inc. ("Patriot"), Patriot American Hospitality Partnership, L.P., California Jockey Club and Bay Meadows (collectively, the "Parties") and the transactions thereunder, including, without limitation, the issuance of up to approximately 30,500,000 shares of Bay Meadows common stock in connection with the merger of Patriot into Cal Jockey and the contribution of certain of the assets of Bay Meadows to a newly formed operating partnership in exchange for limited partnership units of the operating partnership (the "Merger and Related Transactions").

                    FOR           AGAINST           ABSTAIN

                    [_]             [_]               [_]


2. To consider and vote upon a proposal (the "Charter and Bylaw Amendment Proposal") to amend and restate the Certificate of Incorporation and Bylaws of Bay Meadows.

                    [_]             [_]               [_]

3. The proxies are authorized to vote in their discretion upon any other matters as may properly come before the Cal Jockey Special Meeting or any adjournment or postponement thereof.

IMPORTANT: BECAUSE EACH PROPOSAL REQUIRES THE APPROVAL OF A MAJORITY OF THE
           ISSUED AND OUTSTANDING SHARES, A VOTE TO "ABSTAIN" WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" SUCH PROPOSAL. IN ADDITION, BECAUSE CONSUMMATION OF THE MERGER PROPOSAL IS CONDITIONED ON APPROVAL OF
           THE CHARTER AND BYLAW AMENDMENT PROPOSAL, IF THE CHARTER AND BYLAW AMENDMENT PROPOSAL, IS NOT ADOPTED, THE PARTIES WILL NOT BE REQUIRED TO CONSUMMATE THE MERGER AND RELATED TRANSACTIONS.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER PROPOSAL AS SET FORTH IN PROPOSAL 1 AND "FOR" THE APPROVAL OF THE CHARTER AND BYLAW AMENDMENT PROPOSAL AS SET FORTH IN PROPOSAL 2.


Dated:                                             , 1997
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Signature


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Signature, if held jointly

(Please sign exactly as name appears. When shares are held by Joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.)

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.